For Assistance Call: 502-244-2420
LETTER OF TRANSMITTAL FOR EXCHANGING HOLDINGS OF CITIZENS FINANCIAL CORPORATION
Pursuant to 1-for-250 Reverse Stock Split Effective ___________, 2007

1.	Print or type the name of the registered holder as appears on stock certificate(s):

2.           Identify below the certificates submitted (complete the Affidavit of Lost or Destroyed Certificate(s) on page 2 of this Letter of Transmittal for any missing certificates; you may be required to post a bond for missing certificates).  If the space provided below is inadequate, list the certificate numbers and number of shares submitted on a separate signed schedule and affix the schedule to this Letter of Transmittal.

Certificate Number	Number of Shares	Certificate Number	Number of Shares

Total # of shares

3.           Signing hereunder affirms the following:

I submit herewith the above described certificate(s) representing shares of Citizens Financial Corporation (the "Company") existing Class A common stock, no par value, CUSIP 174613-10-9 (the "Common Stock"), in exchange for a certificate representing shares of new common stock, no par value, (the "New Common Stock") of the Company, pursuant to the 1-for-250 share reverse stock split as described in the Proxy Statement dated _______, 2007.  I hereby acknowledge that I have received and read such Proxy Statement.  I understand that to the extent that any of my shares of Common Stock represent a fractional share of New Common Stock following the Reverse Stock Split, I will receive cash in the amount of $7.25 per share of Common Stock, without interest, in lieu of such fractional share.   I understand that no exchanges will be processed prior to the Effective Date.  I irrevocably appoint the Company as my agent with respect to the exchange of the submitted shares.  I represent that I have full authority to exchange the shares submitted hereby.  I will execute any additional documents necessary or desirable to complete the exchange of the submitted shares.  I UNDERSTAND THAT THE METHOD OF DELIVERY OF THE SHARES BEING SUBMITTED IS AT MY ELECTION AND MY RISK.  All authority being conferred herein shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned.  The representations, warranties, and agreements of the undersigned contained in this Letter of Transmittal shall survive the delivery by the Company of the certificates representing the shares of New Common Stock.

4.
If you would prefer the certificates of New Common Stock (if any) to be registered differently than the name and/or address of record or the check for fractional shares (if any) to be issued or delivered differently than to the name and/or address of record, please indicate the changes below.  (See “Instructions Regarding Signatures and Endorsements” on page 2 of this Letter of Transmittal.)

5.	Please sign below. Important: See “Instructions Regarding Signatures and Endorsements,” and “Delivery Checklist” on page 2 of this Letter of Transmittal.

Date:	X
Authorized Signature
Daytime Telephone #:	X
Authorized Signature (Joint Owner #2, if any)
X
Authorized Signature (Joint Owner #3, if any)

Capacity (full title) if Signed by Fiduciary:

For Assistance Call: 502-244-2420
DELIVERY CHECKLIST
❑	Complete all requested information on page 1 of this Letter of Transmittal. Be sure to include a telephone number.
❑	If you cannot locate one or more of your certificates, please complete the affidavit below and have it notarized.
❑	Complete the W-9 enclosed with this Letter of Transmittal. Failure to complete the W-9 may subject any cash proceeds to withholding.
❑
Return (1) the completed and signed Letter of Transmittal, (2) the original stock certificate(s), and (3) the completed and signed W-9 to Citizens Financial Corporation, Attn: Stockholder Services, 12910 Shelbyville Rd., Suite 300, Louisville, KY 40243.

INSTRUCTIONS REGARDING SIGNATURES AND ENDORSEMENTS
Exact Signature. If this Letter of Transmittal is signed by the registered holder(s) of the shares, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s).  Joint Holders. If the shares are registered in the names of two or more joint holders, each holder must sign this Letter of Transmittal.  Different Names on Certificates. If any shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different names on certificates.  Endorsements. When this Letter of Transmittal is signed by the registered holder(s) of the shares and the certificates of New Common Stock (if any) are to be registered to the name and address of record or the check for fractional shares (if any) is to be issued or delivered to the name and address of record, no endorsements of certificates representing the shares or separate stock powers are required.  In all other instances, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appears on the certificates, and the signatures on the certificates or stock powers must be guaranteed by an eligible institution.  Signatures of Fiduciaries. If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or any other person acting in a fiduciary or representative capacity, that person should so indicate when signing and must submit proper evidence satisfactory to the Company of his or her authority to so act.  It is recommended that inquiry be made of the Company as to what constitutes such satisfactory evidence prior to submitting the Letter of Transmittal.

AFFIDAVIT OF LOST OR DESTROYED CERTIFICATE(S)

State of	)	Name & Address

County of	)

Certificate number(s)*
*If you do not have a record of your certificate number(s), leave line blank.

for ________________________________ shares of Citizens Financial Corporation Common Stock.

The undersigned person(s) being first duly sworn, deposes and says that:
I am the lawful owner of the above-described certificates(s) for shares of Class A common stock (the “Common Stock”), of Citizens Financial Corporation.  The certificate(s) has not been endorsed, cashed, negotiated, transferred, assigned, or otherwise disposed of.  I have made a diligent search for the certificate(s) and have been unable to find it (them) and make this Affidavit for the purpose of inducing the exchange of the certificate(s) without surrender of the certificate(s) and the redemption of the shares of Common Stock represented thereby, and hereby agree to surrender the certificate(s) for cancellation should I, at any time, find the certificate(s).  I, in consideration of the proceeds of the redemption of the shares of Common Stock represented by the certificate(s), agree to completely indemnify, protect and save harmless Citizens Financial Corporation and any other party to the transaction (the "Obligees"), from and against all loss, costs and damages, including court costs and attorneys' fees, which they may be subject to or liable for in respect of the cancellation and replacement of the certificate(s), the redemption of shares of Common Stock represented thereby, and the distribution of the proceeds of the certificate(s).  The right accruing to the Obligees under the preceding sentences shall not be limited by the negligence, inadvertence, accident, oversight, or breach of any duty or obligations on the part of the Obligees or their respective officers, employees, and agents or their failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach, or failure may have occurred.

Signed, sealed and delivered by Affiant this _____________ day of __________________, 20______.

Signature of Affiant #1	Signature of Affiant #2	Signature of Affiant #3

On this _____ day of _________, 20_____, before me personally appeared _____________________________ known to me to be the individual(s) who executed the foregoing instrument, and, being duly sworn, did depose and say that the statements contained therein are true.

(NOTARY SEAL)
Notary Public